UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2021
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
(682) 278-9000

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
In light of the current operating environment during the COVID-19 pandemic, American Airlines Group Inc. (“AAG”) and American Airlines, Inc., a wholly owned subsidiary of AAG (“AAI” and, together with AAG and its other consolidated subsidiaries, the “Company”), are providing updated financial guidance relating to the first quarter of 2021.

First Quarter Investor Relations Update
April 13, 2021
General Overview

●	Capacity: During the first quarter of 2021, the Company flew 37.8 billion total available seat miles, down 43.4% versus the first quarter of 2019.

●	Revenue: The Company expects its first-quarter total revenue to be down approximately 62% versus the first quarter of 2019.

●	Fuel: The Company paid approximately $1.70 per gallon of jet fuel and consumed approximately 610 million gallons during the first quarter of 2021.

●
Net Loss: The Company expects to report a first-quarter 2021 net loss of approximately between $1.2 billion and $1.3 billion. Excluding the effect of net special credits, the Company expects to report a net loss of approximately between $2.7 billion and $2.8 billion. The Company expects to record an income tax benefit at an effective tax rate of 22%. See “Net Special Credits” and “GAAP to Non-GAAP Reconciliation” below.

●	Shares Outstanding: The Company’s basic and diluted weighted average shares outstanding for financial reporting purposes was 634.6 million shares for the first quarter.

●
Liquidity: The Company expects to end the first quarter with approximately $17.3 billion in total available liquidity. In addition, the Company now expects its average daily cash burn[1] rate for the first quarter to be approximately $27 million per day, which includes approximately $9 million per day in regular debt principal and cash severance payments. This compares favorably to the Company’s previous first-quarter guidance of approximately $30 million per day. For the month of March, the Company’s estimated average daily cash burn rate was approximately $4 million per day. Excluding approximately $8 million per day of regular debt principal and cash severance payments made, the Company’s cash burn rate turned positive in March.

●
Fleet and Pre-Delivery Payment (PDP) Facility: During the first quarter, the Company reached an agreement with Boeing related to its remaining 787-8 deliveries. Under the revised terms of the agreement, the Company has elected to defer and convert five 787-8 aircraft to 787-9 aircraft. These deliveries are now expected to occur in 2023 and will retain their existing financing. The remaining 14 deliveries of 787-8 aircraft have been rescheduled to occur by the end of the first quarter of 2022. In addition, the Company has exercised its remaining deferral rights on 18 Boeing 737 MAX aircraft previously scheduled to be delivered in 2021 and 2022. Deliveries of these 18 aircraft are now expected to occur in 2023 and 2024. Related to the deferral of 737 MAX aircraft, in early April the Company elected to prepay $248 million of outstanding loans under its pre-delivery payment 737 MAX credit facility with the related pre-delivery deposits to be returned the the Company from the resulting deferral.

●
Net Special Credits: The Company expects to report net special credits of approximately $1.95 billion in the first quarter before the effect of taxes. Net special credits principally include a credit of $2.1 billion related to financial assistance provided under the Payroll Support Program Extension Agreement offset in part by severance charges related to voluntary early retirement programs offered to team members during the first quarter.

These results and those reflected in the attached reconciliation tables are preliminary and final results for the first quarter may change. These preliminary results are based upon our estimates and are subject to completion of our financial closing procedures.

1 The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program Financial Assistance grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance.

First Quarter Investor Relations Update
April 13, 2021

1st Quarter 2021[1]
	Previous Guidance	Current Guidance 4/13/2021

Total Revenue	-60% to -65% (vs 1Q19)	~ -62% (vs 1Q19)

Available Seat Miles (ASMs) (bil)	-45% (vs 1Q19)	-43.4% (vs 1Q19) to ~37.8 bil ASMs

Average Fuel Price (incl. taxes) ($/gal)	—	~$1.70
Fuel Gallons Consumed (mil)	—	~610

Net loss per share excluding net special credits (Basic and Diluted)	—	($4.29) to ($4.41)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude net special credits. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
April 13, 2021
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliation of net loss (GAAP measure) to net loss excluding net special credits (non-GAAP measure) as well as average daily cash burn. Management uses total net loss excluding net special credits to evaluate the Company's current operating performance and for period-to-period comparisons. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to special items allow management an additional tool to understand and analyze the Company’s core operating performance. Management believes average daily cash burn is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance.

Net loss and loss per share
	1Q21 Range ($ mil)
	Low	High
Net loss	$(1,300)	$(1,225)
Net special credits, net of tax	(1,500)	(1,500)
Net loss excluding net special credits	$(2,800)	$(2,725)

Shares outstanding (basic and diluted)	634.6	634.6

Net loss per share	$(2.05)	$(1.93)

Net loss per share excluding net special credits	$(4.41)	$(4.29)

GAAP to Non-GAAP Reconciliation
April 13, 2021
Updated Guidance Regarding Average Daily Cash Burn

	Month Ended March 31, 2021	3 Months Ended March 31, 2021
	(in billions, except days in period and average daily cash flow)

Estimated net cash provided by operating activities	$1.0	$0.2
Estimated net cash used in investing activities	(7.8)	(7.2)
Estimated net cash provided by financing activities	6.8	7.0

Estimated adjustments:
Payroll Support Program Financial Assistance grant proceeds	(1.1)	(2.2)
Net purchases of short-term investments and restricted short-term investments	7.8	7.4
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	(10.2)	(10.7)
Proceeds from issuance of equity	—	(0.3)
Prepayments of long-term debt	3.4	3.4
Other	—	—

Estimated total cash burn (1)	$(0.1)	$(2.4)

Days in period	31	90

Estimated average daily cash burn (in millions)	(4)	(27)

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash burn for each of the month and three months ended March 31, 2021, approximately $0.2 billion and $0.7 billion, were cash payments for debt amortization, respectively, and approximately $0.1 billion and $0.2 billion, were cash payments for salary and medical costs principally for our voluntary early retirement programs, respectively, totaling an equivalent of approximately $8 million and $9 million per day, respectively.

The information provided above in this Item 2.02 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filing.

April 13, 2021
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: April 13, 2021	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: April 13, 2021	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer